Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INVICTA GROUP, INC.
9553 Harding Avenue, Suite 301
Miami Beach, FL 33154

    We hereby consent to the incorporation in the Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission of our report dated 4/14/04, with respect to the financial statements of INVICTA GROUP, INC. for the year ended December 31, 2003.

October 11, 2005

Wolfe & Wolfe CPA

/s/ Larry Wolfe
Larry Wolfe, CPA